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                                                                   Exhibit 10.24

                                                               EXECUTION VERSION

                              STV LICENSE AGREEMENT

                                  BY AND AMONG

                           NANODYNAMICS, INC. ("NDI"),

                     NANO-APPLICATIONS HOLDINGS B.V. ("STV")

                     AND EPIC ENERGY SOLUTIONS, LLC ("EPIC")

                          Effective as of June 21, 2007

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                              STV LICENSE AGREEMENT

     This STV License Agreement (the "AGREEMENT") is effective as of June 21, 2007 (the "EFFECTIVE DATE"), among NanoDynamics, Inc. ("NDI"), Nano-applications Holdings B.V. ("STV") and Epic Energy Solutions, LLC ("EPIC").

                                    RECITALS

     WHEREAS, NDI-1 Partners, LLC, a wholly-owned subsidiary of NDI ("NDI-1"), and STV, a wholly-owned subsidiary of Shell Technology Ventures Fund 1 B.V., have formed Epic to facilitate their cooperation to develop and commercialize nano-enabled applications in the field of exploration, production, and processing of oil, gas, and related hydrocarbons and in the field of solar energy;

     WHEREAS, in furtherance thereof, some or all of the parties hereto or their Affiliates have entered into that certain Limited Liability Company Agreement ("the LLC Agreement"), Debenture, NDI Intellectual Property License Agreement ("Intellectual Property License Agreement"), Investor's Rights Agreement, Services Agreement and Master Development Agreement of even date herewith, and the Debenture Purchase Agreement dated as of June 15, 2007 (collectively, the "DEFINITIVE AGREEMENTS");

     WHEREAS, to further the business of Epic and the interests of the parties, the parties intend wish under specified circumstances to grant and receive intellectual property licenses as described herein.

     NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:

                                    ARTICLE 1
                          DEFINITIONS AND CONSTRUCTION

     1.1 DEFINITIONS

     For the purpose of this Agreement the following capitalized terms are defined in this Article 1 and shall have the meaning specified herein:

          1.1(a) "AFFILIATE" means, with respect to STV or NDI, any entity that owns or controls, or is owned or controlled by, or is under common control with, such party, excluding Epic and its Subsidiaries.

          1.1(b) "CLOSING DATE" is defined in the Debenture Purchase Agreement.

          1.1(c) "CHANGE OF CONTROL" means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of beneficial ownership of in excess of 51% of the voting securities of Epic, or (ii) Epic merges into or consolidates with any other person or entity, or any person or entity merges into or consolidates with Epic and, after giving


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effect to such transaction, the stockholders of Epic immediately prior to such transaction own less than 33% of the aggregate voting power of Epic or the successor entity of such transaction, or (iii) Epic sells or transfers its assets, as an entirety or substantially as an entirety, to another person or entity and the stockholders of Epic immediately prior to such transaction own less than 33% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of Epic's board of managers which is not approved by a majority of those individuals who are members of the board of managers on the date hereof (or by those individuals who are serving as members of the board of managers on any date whose nomination to the board of managers was approved by a majority of the members of the board of managers who are members on the date hereof).

          1.1(d) "CONFIDENTIAL INFORMATION" means: information, technical data, and know-how that is not otherwise in the public domain and as to which the owner actively undertakes to restrict or control the disclosure to Third Parties in a manner reasonably intended to maintain its confidentiality, and that is disclosed or transferred pursuant to, this Agreement. "CONFIDENTIAL INFORMATION" excludes information that: (A) was in the Receiving Party's possession before receipt from the Disclosing Party or was obtained from a source other than the Disclosing Party; (B) is or becomes a matter of public knowledge through no fault of the Receiving Party; (C) is rightfully received by the Receiving Party from a Third Party without a duty of confidentiality; (D) is independently developed by the Receiving Party without reference to or utilization of the Disclosing Party's Confidential Information; (E) is disclosed under operation of law or by order of a court or other authority, so long as the obligations of
Section 8.5 have been met; or (F) is disclosed by the Receiving Party with the Disclosing Party's prior written approval.

          1.1(e) "COPYRIGHT" means: (i) any copyright in any original works of authorship fixed in any tangible medium of expression as set forth in 17 U.S.C.
Section 101 et. seq., whether registered or unregistered, including any applications for registration thereof; (ii) any corresponding foreign copyrights under the laws of any jurisdiction, in each case, whether registered or unregistered, and any applications for registration thereof; and (iii) moral rights under the laws of any jurisdiction.

          1.1(f) "DISCLOSING PARTY" means the party disclosing particular Confidential Information.

          1.1(g) "DISTRIBUTOR" means any distributor, dealer, reseller, OEM customer, VAR customer, or systems integrator.

          1.1(h) "EPIC FIELD OF USE" means the exploration, transmission via pipeline, production, and processing of oil, gas, and related hydrocarbons, including all steps from identification, extraction and production from the earth through and including the processing of hydrocarbons in a refining or petrochemical facility, plus the means of conveying, via pipeline, the output from the refining or petrochemical facility. For avoidance of doubt, the sale of nano-materials is included in the NDI Field of Use and the use of such materials in or for value enhanced, commercial applications in exploration, transmission via pipeline, production and


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processing as described above is included in the Epic Field of Use. The Epic
Field of Use also includes the Solar Field of Use, which shall remain part of the Epic Field of Use subject to the requirements of Section 4.6 of the Intellectual Property License Agreement.

          1.1(i) "EPIC TECHNOLOGY" means Technology prepared, conceived, or reduced to practice by Epic, during the term of this Agreement, or otherwise owned or controlled by Epic. For avoidance of doubt, Epic Technology does not include NDI Background Technology, NDI Improvements, or New NDI Technology as defined in the Intellectual Property License Agreement.

          1.1(j) "INTELLECTUAL PROPERTY RIGHTS" means: (i) Copyrights; (ii) rights in Inventions, trade secrets, proprietary information and know-how; (iii) Patents and Patent applications; (iv) and any other intellectual property rights, but does not include any rights in any trademark, service mark, trade name, or other similar right related to source designation.

          1.1(k) "INVENTION" means any invention, design, specification, or idea, whether or not patentable.

          1.1(l) "LICENSED EPIC TECHNOLOGY" means Epic Technology to be licensed as described in Section 2.2.

          1.1(m) "NDI FIELD OF USE" means all fields of use other than the Epic Field of Use.

          1.1(n) "NET SALES" is defined in Section 5.1(b).

          1.1(o) "PATENTS" means patents, utility models, design patents, design registrations, certificates of invention and other governmental grants for the protection of inventions or industrial designs anywhere in the world and all reissues, renewals, re-examinations and extensions of any of the foregoing.

          1.1(p) "RECEIVING PARTY" means the recipient of particular Confidential Information.

          1.1(q) "SOLAR FIELD OF USE" is defined in the Intellectual Property License Agreement.

          1.1(r) "SUBSIDIARY" means with respect to a party, any entity such party owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

          1.1(s) "TECHNOLOGY" means all technology, including all know how, show how, techniques, design rules, trade secrets, Inventions, algorithms, formulas, processes, methods, routines, software, processes, devices, prototypes, schematics, test methodologies, and hardware development tools, and any other tangible embodiments of any of the foregoing.


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          1.1(t) "THIRD PARTY" means any person or entity other than NDI, NDI-1,
STV, Shell Technology Ventures Fund 1 B..V., Epic or their Affiliates or Subsidiaries.

     1.2 CONSTRUCTION

          1.2(a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa.

          1.2(b) Any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

          1.2(c) As used in this Agreement, the words "include" and "including" and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

          1.2(d) Except as otherwise indicated, all references in this Agreement to "Attachments," "Schedules," "Sections" and "Exhibits" are intended to refer to Attachments, Schedules, Sections and Exhibits to this Agreement.

                                    ARTICLE 2
                               CONTINGENT LICENSES

     2.1 ELECTION BY EPIC NOT TO COMMERCIALIZE TECHNOLOGY

     From time to time Epic may elect not to commercialize certain Epic Technology. In such case, Epic may provide notice of such intention to STV and shall provide notice to STV at any time a similar notice is provided to NDI. In addition, beginning two years after the Effective Date, STV may request Epic to respond whether Epic has a good faith intention to commercialize certain Epic Technology, and Epic shall respond affirmatively or negatively to such request within 90 days, such notice to be provided in writing to STV. For purposes of this Section, a good faith intention to commercialize will require that Epic has identified in writing plans to develop or commercialize such technology, and has a good faith belief that it has sufficient funding, or is able to receive sufficient funding, to initiate efforts to commercialize the technology, and after such initiation move expeditiously to commercialize same within the next five years. For purposes of this Article: (a) Epic's notice to STV of its election not to commercialize certain Epic Technology; or (b) Epic's response to STV of its election not to commercialize certain Epic Technology in response to the request of STV, will constitute a "NO-GO ELECTION."

     2.2 OPTIONAL LICENSES TO STV

     In the event Epic makes a No-Go Election, and NDI does not enter into a license agreement with Epic as described in Section 4.2 of the Intellectual Property License Agreement, STV may request, by written notice no later than the latter of 30 days after receipt of the notice of No-Go Election or 30 days after receipt of notice that NDI has not entered or will not enter into a license agreement with Epic, that Epic negotiate in good faith an irrevocable, worldwide,


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royalty-bearing license to such Epic Technology to be granted to STV and its
Affiliates under the terms of Article 3. Such license will be exclusive outside the Epic Field of Use, and its exclusivity in the Epic Field of Use will be as negotiated by Epic and STV. In addition, at any time, STV may request that Epic negotiate in good faith for an irrevocable, exclusive, worldwide license in any Epic Technology to be granted to STV and its Affiliates under the terms in
Article 3 for any field within the Epic Field of Use, which license will bear royalties on Net Sales; provided, however, that such field and Epic Technology has no substantial nanotechnology component. In each case, STV and Epic shall negotiate in good faith for a period of no less than 30 days a reasonable royalty for such license. Any dispute regarding what constitutes a reasonable royalty may be submitted to fast-track arbitration as described in Section 2.4. Such reasonable royalty will take into account, inter alia, the exclusivity terms of such license. Upon determination of such royalty, the applicable Technology will be deemed Licensed Epic Technology.

     2.3 DISSOLUTION OF EPIC

     In the event of a dissolution of Epic, the rights of NDI-1 and STV to Epic Technology, and the Intellectual Property Rights therein, shall be governed by
Section 14.03 of the LLC Agreement and this Section 2.3. In the event STV is eligible for, and exercises, the preferential right provided for it by Section
14.03 of the LLC Agreement, STV shall grant NDI a license subject to a reasonable royalty with respect to the Intellectual Property Rights purchased by STV in so far as such Intellectual Property Rights are applied in products or services other than those included in the Epic Field of Use, and NDI shall grant STV a license subject to a reasonable royalty with respect to any NDI Background Intellectual Property or NDI Improvements, in each case to the extent same was used by Epic as of the time of dissolution in Epic Products, or to the extent such Technology is necessary for, and for the limited purpose of, exploiting in the Epic Field of Use the Intellectual Property Rights purchased by STV in connection with Projects. In each case, STV and NDI shall negotiate in good faith for a period of no less than 30 days a reasonable royalty for such license. Any dispute regarding what constitutes a reasonable royalty may be submitted to fast-track arbitration as described in Section 2.4. Such reasonable royalty will take into account, inter alia, the exclusivity terms of such license. Upon determination of such royalty, the applicable Technology will be deemed licensed to NDI or STV as applicable. Any capitalized terms in this Section that are not defined in this Agreement will be as defined in the Intellectual Property License Agreement.

     2.4 FAST-TRACK ARBITRATION

     Any party may elect to resolve a dispute as to the royalty to be paid under
Section 2.2 or 2.3 by binding fast-track arbitration in accordance with the JAMS Streamlined Arbitration Rules and Procedures, such arbitration to be held before a single arbitrator agreed upon by the parties to such dispute in New York, New York. The arbitration shall commence no later than 30 days after selection of the arbitrator, subject only to the arbitrator's availability or the arbitrator's decision to delay the proceeding. The costs of arbitration shall be shared equally by the parties to the arbitration. Any settlement reached by arbitration shall be recorded in writing, signed by the parties, and shall be binding on them. The parties shall instruct the arbitrator to deliver a


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decision no later than 30 days after the completion of the arbitration hearing or the completion of the written submissions of the parties if a hearing is waived.

                                    ARTICLE 3
                                 LICENSES TO STV

     3.1 LICENSE TO STV

     Epic agrees to grant and hereby grants (and agrees to cause its appropriate Subsidiaries to grant) to STV the following personal, irrevocable, worldwide, royalty-bearing and non-transferable (except as specified in Section 9.8 below) licenses under its and their Intellectual Property Rights to make, have made, use, lease, sell, offer for sale and import products embodying the Licensed Epic Technology, in whole or in part, including the right to practice any method. Such license will be limited as to field of use as described in Section 2.2 and shall be exclusive or non-exclusive as agreed upon by Epic and STV as described in Section 2.2.

     3.2 SUBLICENSING AND CONTRACT MANUFACTURING

     All licenses granted in this Article 3 will be sublicenseable only with Epic's prior written consent, which will not be unreasonably withheld. All licenses granted in this Article 3 include the right to have contract manufacturers and foundries manufacture products for STV or its Affiliates. The parties acknowledge that the resale or distribution of products by Distributors will not be deemed a sublicense for purposes of this Section.

     3.3 DURATION OF LICENSES

     All licenses granted in this Article 3 shall commence as designated in
Section 2.2 and continue in perpetuity, or, in the case of Patents and Copyrights, until the expiration of the term thereof.

     3.4 THIRD PARTY RESTRICTIONS

     All licenses granted in this Article 3 will be subject to any (a) licenses granted to or obligated to be granted by Epic or its Subsidiaries to Third Parties; or (b) restrictions in favor of Third Parties in contracts entered into by Epic or its Subsidiaries; in each case existing prior to the effective date of the grant of the license. To the extent any rights granted in this Article 3 constitute sublicenses of Intellectual Property Rights of Third Parties that are subject to royalty obligations, STV shall either pay any royalty obligations incurred as a result of STV's exercise of those Intellectual Property Rights or forego the exercise of those Intellectual Property Rights.


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                                    ARTICLE 4
                              EXERCISE OF LICENSES

     4.1 OWNERSHIP OF IMPROVEMENTS

     Except as may be explicitly set forth in another Definitive Agreement, and subject only to the licenses explicitly set forth in this Agreement, each party hereby retains all right, title and interest, including all Intellectual Property Rights, in and to any Technology to the extent it was developed, prepared, conceived, or reduced to practice solely by such party.

     4.2 DURATION OF LICENSES TO AFFILIATES

     Any license granted to a particular Affiliate of a licensee shall terminate upon the date that such Affiliate ceases to be an Affiliate.

     4.3 LICENSES GRANTED TO DISTRIBUTORS

     Any sublicenses granted by a licensee to its Distributors with respect to any product may include a sublicense under the applicable Patents within the scope of licensee's license hereunder, provided that the scope of such sublicense is limited to the exercise of the rights granted hereunder.

     4.4 NO IMPLIED LICENSES

     Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any Intellectual Property Rights, other than the rights expressly granted in this Agreement.

     4.5 NO WARRANTIES

     ALL TECHNOLOGY AND INTELLECTUAL PROPERTY IS LICENSED HEREUNDER "AS IS." EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON INFRINGEMENT WITH RESPECT TO THE LICENSED TECHNOLOGY AND INTELLECTUAL PROPERTY.

     4.6 CONTINUATION OF RIGHTS IN BANKRUPTCY

     The parties acknowledge that if Epic as a debtor-in-possession or its trustee in bankruptcy in a case under Title 11 of the United States Code (the "BANKRUPTCY CODE") rejects this Agreement or any of the Intellectual Property Rights licensed hereunder, as provided in Section 365(n) of the Bankruptcy Code, STV may elect to retain its rights under the licenses granted hereunder. Epic or its trustee shall not interfere with the rights of the STV as to continue its exercise of the licenses granted herein.


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                                    ARTICLE 5
                                    ROYALTIES

     5.1 ROYALTIES

          5.1(a) ROYALTY PAYMENTS. This Article governs the terms for payment of royalties for all royalty-bearing licenses granted in this Agreement. Any licensee of Technology hereunder shall pay to the licensor of such Technology a royalty on the Net Sales accruing to the licensee in each of the licensee's fiscal quarters.

          5.1(b) ROYALTY BASE. "NET SALES" means the gross invoice price from sales, distribution, or other exploitation of products or services embodying, in whole or in part, the licensed Technology, excluding: (A) charges for handling, freight, sales taxes, insurance costs and import duties where such items are included in the invoiced price; (B) commercially reasonable discounts or credits (or other similar adjustments to price); and (C) credits actually granted or refunds actually given for returns. In the event that the products or services are provided for no or nominal consideration or to an Affiliate or in any other circumstances in which the selling price is established on other than an arms-length basis, the Net Sales will be the average selling price during the preceding fiscal quarter on sales of like volumes of the applicable products or services to unaffiliated customers in arms-length sales. However, in the event that products or services are sold to Affiliates for resale to Third Parties, then the royalties will be based on Net Sales from the Affiliates to the Third Parties and no royalties will be due on the sales from the licensee to the Affiliates.

     5.2 PAYMENTS AND ACCOUNTING

          5.2(a) RECORDS AND AUDITS. The licensee shall keep full, clear and accurate records showing the means and basis of calculating the royalties required hereunder. These records shall be retained for a period of three years after the date of payment notwithstanding the expiration or other termination of this Agreement. The licensor shall have the right, through a mutually agreed upon independent certified public accountant (consent to which shall not be unreasonably withheld or delayed by the licensee), and at licensor's expense, to examine and audit, not more than once a year, and during normal business hours, all such records and such other records and accounts as may under recognized accounting practices contain information bearing upon the amount of royalty payable to licensor under this Agreement. Prompt adjustment shall be made by either party to compensate for any errors and/or omissions disclosed by such examination or audit. Should any such error and/or omission result in an underpayment of more than 5% of the total royalties due for the period under audit, licensee shall upon licensor's request pay for the cost of the audit and pay licensor an additional fee equal to a compound annual interest rate of 1% per month or the highest rate then allowed by New York law, whichever is lower.

          5.2(b) DELIVERY OF STATEMENTS. No later than 30 days after the end of each licensee fiscal quarter, licensee shall furnish to licensor a statement in suitable form showing all licensee products and services subject to royalties that were sold during such quarter, and the amount of royalty payable thereon, or if no products or services subject to royalty have been


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sold, that fact shall be shown on such statement. Also, within such 30 days, licensee shall pay to licensor the royalties payable hereunder for such quarter. Licensee and licensor will determine the form of the statement prior to submission of the first such statement. All royalty and other payments to licensor hereunder shall be in United States dollars. Royalties based on sales in other currencies shall be converted to United States dollars according to the official rate of exchange for that currency, as published in the Wall Street Journal on the last day of the calendar month in which the royalty accrued (or, if not published on that day, the last publication day for the Wall Street Journal during that month).

                                    ARTICLE 6
                              TERM AND TERMINATION

     6.1 VOLUNTARY TERMINATION

     By written notice to the licensor, any licensee may voluntarily terminate all or a specified portion of the licenses and rights granted to it hereunder by licensor. Such notice shall specify the effective date of such termination and shall clearly specify any affected Technology, and Intellectual Property Rights.

     6.2 SURVIVAL

     Any voluntary termination of licenses and rights of a party under Section
6.1 shall not affect such party's licenses and rights with respect to any product made or service furnished prior to such termination, and shall not affect the licenses and rights granted to any other party hereunder.

     6.3 NO OTHER TERMINATION

     Each party acknowledges and agrees that its remedy for breach by another party of the licenses granted to it hereunder or of any other provision hereof shall be to bring a claim to recover damages subject to the limits set forth in this Agreement and to seek any other appropriate equitable relief, other than termination of the licenses granted by it in this Agreement.

                                    ARTICLE 7
                             LIMITATION OF LIABILITY

     IN NO EVENT SHALL ANY PARTY OR ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES OR SUBSIDIARIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT DAMAGES FOR INTELLECTUAL PROPERTY INFRINGEMENT AVAILABLE TO ANY PARTY UNDER APPLICABLE LAW AND SHALL NOT LIMIT ANY PARTY'S


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OBLIGATIONS EXPRESSLY ASSUMED IN ARTICLE 8 (CONFIDENTIALITY); PROVIDED FURTHER
THAT THE EXCLUSION OF PUNITIVE DAMAGES SHALL APPLY IN ANY EVENT.

                                    ARTICLE 8
                                 CONFIDENTIALITY

     8.1 CONFIDENTIALITY AND NON-USE OBLIGATIONS

     Each Receiving Party shall (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Receiving Party uses to protect its own confidential information of a like nature, (ii) not use such Confidential Information except to exercise the licenses granted to it hereunder, and (iii) not disclose such Confidential Information to any Third Party, except as expressly permitted under this Agreement, without prior written consent of the Disclosing Party.

     8.2 DISCLOSURE TO SUBLICENSEES

     The Receiving Party has the right to disclose to its sublicensees permitted under this Agreement portions of Confidential Information as reasonably necessary in the exercise of the Receiving Party's sublicense rights under this Agreement, subject to the sublicensee's agreement in writing to confidentiality, protection, and non-use terms at least as protective of the Disclosing Party as the provisions of this Agreement.

     8.3 CONTRACT MANUFACTURERS

     The Receiving Party has the right to disclose to its contract manufacturers and foundries permitted under this Agreement portions of the Confidential Information as reasonably necessary in the exercise of the Receiving Party's "have made" rights under this Agreement, subject to the contract manufacturer's agreement in writing to confidentiality and non use terms at least as protective of the Disclosing Party as the provisions of this Agreement.

     8.4 RESIDUALS

     Notwithstanding any other provision of this Agreement, the Receiving Party shall be free, and the Disclosing Party hereby grants to the Receiving Party the right, to use for any purpose the Residuals resulting from access to or work with the Confidential Information of the Disclosing Party. "RESIDUALS" means information retained in the unaided memory of an individual who has had access to Confidential Information without conscious attempt by such individual to memorize such information.

     8.5 COMPELLED DISCLOSURE

     If the Receiving Party or any of its respective Affiliates believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall (i) give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to


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oppose such disclosure, (ii) take reasonable steps to limit the scope of any required disclosure of Confidential Information, and (iii) cooperate with the Disclosing Party in its attempts to oppose such disclosure, but in any event the Receiving Party shall not be prohibited from complying with such requirement.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

     9.1 ENTIRE AGREEMENT

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof. To the extent there is a conflict between this Agreement and the Definitive Agreements, the terms of this Agreement shall govern.

     9.2 DESCRIPTIVE HEADINGS

     Any descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

     9.3 SEVERABILITY

     Any term or other provision of this Agreement is determined by a nonappealable decision of a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     9.4 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

     Failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     9.5 AMENDMENT

     Change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.


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     9.6 NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), by registered or certified mail (postage prepaid, return receipt requested) or by e-mail with receipt confirmed by return e-mail to the respective parties as follows:

     if to NDI:

               NanoDynamics, Inc.
               901 Fuhrmann Boulevard
               Buffalo, New York 14203
               Attention: Chief Executive Officer

               With a copy to:
               Greenberg Traurig, LLP
               1900 University Ave., 5th Floor
               E. Palo Alto, CA 94303
               Attention: Heather Meeker

     if to Epic:

               Epic Energy Solutions, LLC
               901 Fuhrmann Boulevard
               Buffalo, New York 14203
               Attention: Chief Executive Officer

     if to STV:

               Nano-applications Holdings B.V.
               Lange Kleiweg 60F
               2288 GK Rijswijk, The Netherlands
               Attention: General Counsel

               With a copy to:
               Baker Botts L.L.P.
               910 Louisiana Street
               Houston, TX 77002
               Attention: John Geddes

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by e-mail, telecopy or by air courier shall be deemed effective on the first Business Day following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the third Business Day following the day on which such notice or communication was mailed. As used in this Section 9.6, "BUSINESS DAY" means a day other than a Saturday, a Sunday or a day on which banking institutions located in the State of California are authorized or obligated by law or executive order to close.

     9.7 GOVERNING LAW AND DISPUTE RESOLUTION

     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party or parties in such action or proceeding shall be reimbursed by the other party or parties for its or their attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     9.8 NONASSIGNABILITY

     Except as provided below, no party may, directly or indirectly, in whole or in part, whether by operation of law or otherwise, assign or transfer this Agreement, without the other parties' prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be void. Notwithstanding the foregoing, NDI or STV (or its permitted successive assignees or transferees hereunder), but not Epic, may assign or transfer this Agreement as a whole, without consent, in connection with and as part of any Transfer (as defined in the LLC Agreement) of its respective Membership Interests (as defined in the LLC Agreement) pursuant to Section 10.01(c) of the LLC Agreement; and (b) any party may assign this Agreement in part, with the consent of the other party, such consent not to be unreasonably withheld, to a person or entity that succeeds to all or substantially all of the assets of a business or business unit of that party to the extent such assignment is necessary for that business unit to operate as operated and contemplated to be operated at the time of such succession. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     9.9 COUNTERPARTS

     Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.

                            [Signature Page Follows]

     WHEREFORE, the parties have signed this STV License Agreement effective as of the date first set forth above.

NANODYNAMICS, INC.                      EPIC ENERGY SOLUTIONS, LLC


By: /s/ KEITH BLAKELY                   By: /s/ KEITH BLAKELY
    ---------------------------------       ------------------------------------
Name: Keith Blakely                     Name: Keith Blakely
Title: Chief Executive Officer          Title: Chief Executive Officer


NANO-APPLICATIONS HOLDINGS B.V.


By: /s/ OLIVER CAPON
    ---------------------------------
Name: Oliver Capon
Title: Director


By: /s/ BERT DEQUAE
    ---------------------------------
Name: Bert Dequae
Title: Director

                     Signature Page to STV License Agreement